SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 20, 2007

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On February 20, 2007, the U.S. Supreme Court issued its opinion in the alder antitrust litigation brought by Ross-Simmons Hardwood Lumber Co. against Weyerhaeuser Company. The Supreme Court vacated the $79 million antitrust award against Weyerhaeuser Company in a 9-0 ruling and remanded the case to the U.S. Ninth Circuit Court of Appeals for further proceedings. The Supreme Court held that because Ross-Simmons had conceded that it had not satisfied the standard established by the Supreme Court, the claim on which the jury award of damages was based could not be supported.
An additional antitrust case by Washington Alder based on the same theory of liability resulted in a jury verdict of $16 million, which the Company had appealed to the U.S. Ninth Circuit Court of Appeals. That case was stayed pending the U.S. Supreme Court decision in the Ross-Simmons case. Because the jury award in the Washington Alder case was based upon the findings in the Ross-Simmons case, the Supreme Court decision in the Ross-Simmons case will require the Ninth Circuit to reverse the verdict in the Washington Alder case.
The Company’s accountants and attorneys have evaluated the implications of the Supreme Court decision that overturned the verdict in the Ross-Simmons case. Because it is no longer probable that any portion of the $95 million damage awards ($79 million for Ross-Simmons and $16 million for Washington Alder) will be paid by the Company, the $95 million of reserves set up in prior years are being reversed into income for the year ended December 31, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By	/s/ Jeanne Hillman
Its: Vice President and
Chief Accounting Officer

Date: February 23, 2007